Inquiries:
For Immediate Release	Felise Glantz Kissell (215) 409-7287 Kissell-Felise@aramark.com	Gene Cleary (215) 409-7945 Cleary-Gene@aramark.com
Aramark Reports Earnings Results for Fiscal 2024
Company Delivers on 2024 Financial Outlook
Board Approves New $500 Million Share Repurchase Program in Early November
FISCAL 2024 YEAR-OVER-YEAR SUMMARY
•Revenue +8%; Organic Revenue +10%
◦Represented highest annual revenue in Global FSS history
◦Driven by base business volume, pricing, and net new business
•Operating Income +13%1; Adjusted Operating Income (AOI) +20%2
◦Record AOI in both FSS U.S. and International segments for any fiscal year
◦Operating Income Margin +20 bps; AOI margin +50 bps2
•GAAP EPS (42)%1 to $0.99; Adjusted EPS +35%2 to $1.55
◦Results reflected execution on profitable growth strategies across organization
◦GAAP EPS in the prior year included a gain from the sale of noncontrolling interest in AIM Services
•Strong Cash Flow Contributed to +50 bps Improvement in Leverage Ratio
◦Net cash from operations +42%1; Free Cash Flow +121%; Over $2.6 billion of cash availability
◦Sold remaining portion of ownership stake in San Antonio Spurs NBA franchise
Q4 YEAR-OVER-YEAR SUMMARY
•Revenue +5%; Organic Revenue +7%
◦Record revenue in a fourth quarter for both FSS U.S. and International segments
•Operating Income +2%1; Adjusted Operating Income (AOI) +8%2
◦Increased profitability from revenue growth, cost discipline, and supply chain efficiencies
•GAAP EPS +12%1 to $0.46; Adjusted EPS +14%2 to $0.54
FOLLOWING FISCAL 2024 YEAR-END
•Authorized $500 Million Share Repurchase Program; Raised Quarterly Dividend by 11%
◦Demonstrates strong confidence in the business and the significant growth opportunities ahead

1Operating Income, Operating Income Margin, GAAP EPS, and Net cash provided by operating activities reported on a continuing operations basis
2On a constant-currency basis; Adjusted EPS excludes the interest expense, net of tax, recorded during fiscal 2023 on the $1.5 billion Senior Notes due 2025 that were repaid in the current year

Philadelphia, PA, November 11, 2024 - Aramark (NYSE: ARMK) today reported results for the full year of fiscal 2024.
“We reached new highs in our financial performance every quarter during fiscal 2024, ultimately achieving record revenue and AOI profitability for any year in Global FSS history,” said John Zillmer, Aramark’s Chief Executive Officer. “Aramark’s results are a testament to what our teams are capable of—continuously raising the bar and challenging ourselves across the organization to deliver for our stakeholders.”

“As part of this commitment, our Board has approved a new $500 million share repurchase program, reflecting our strong capital structure capabilities, which include 1) strategically investing to drive growth; 2) ongoing debt repayment; 3) issuing quarterly dividends; and 4) now utilizing excess cash generation to repurchase Aramark shares. I’m proud of what we’ve accomplished this past year at the Company and believe we have tremendous runway in the business.”
FISCAL 2024 SUMMARY
Consolidated revenue was $17.4 billion, an increase of 8% year-over-year, as a result of record base business volume, pricing, and net new business growth. The effect of currency translation reduced revenue by $275 million.
Organic revenue grew 10% compared to the prior year period.

	Revenue
	FY24	FY23	Change (%)	Organic Revenue Change (%)
FSS United States	$12,577M	$11,721M	7%	7%
FSS International	$4,824M	$4,362M	11%	17%
Total Company	$17,401M	$16,083M	8%	10%
Difference between Change (%) and Organic Revenue Change (%) reflects the effect of currency translation
May not total due to rounding

Operating income increased 13% year-over-year to $707 million and AOI grew 20%2 to $882 million, which represented an operating margin increase of 20 basis points and AOI margin expansion of 50 basis points2 year-over-year. Profitability growth was from higher base business volume and net new business, operational cost discipline across the portfolio, supply chain optimization, and favorable inflation trends. The effect of currency translation reduced operating income by $11 million.

	Operating Income			Adjusted Operating Income (AOI)
	FY24	FY23	Change (%)	FY24	FY23	Change (%)	Constant Currency Change (%)
FSS United States	$660M	$650M	2%	$774M	$682M	13%	14%
FSS International	$187M	$114M	64%	$219M	$176M	24%	30%
Corporate	($141M)	($139M)	(1)%	($111M)	($115M)	4%	4%
Total Company	$707M	$625M	13%	$882M	$743M	19%	20%
May not total due to rounding
The Company's earnings per share in fiscal 2024 was $0.99, compared to $1.71 in fiscal 2023. Prior year earnings per share included a gain from the sale of Aramark's noncontrolling interest in AIM Services. Adjusted earnings per share increased 35%2 to $1.55, led by the ongoing focus and execution of the Company's profitable growth strategies across the organization.
FOURTH QUARTER RESULTS
Consolidated revenue was $4.4 billion in the fourth quarter, a 5% increase year-over-year, largely driven by strong base business from volume across both segments with pricing normalizing from favorable inflation trends, particularly in Education. The effect of currency translation reduced revenue by $72 million.

Organic revenue grew 7% year-over-year.

	Revenue
	Q4 '24	Q4 '23	Change (%)	Organic Revenue Change (%)
FSS United States	$3,176M	$3,067M	4%	4%
FSS International	$1,241M	$1,134M	9%	16%
Total Company	$4,417M	$4,200M	5%	7%
Difference between Change (%) and Organic Revenue Change (%) reflects the effect of currency translation
May not total due to rounding

•FSS United States revenue growth was led by 1) Sports & Entertainment from higher per capita spending and strong fan attendance levels in stadiums; 2) Business & Industry as a result of increased participation rates and new client wins; and 3) retail expansion in Corrections, including micro-markets—which more than offset the exit of some lower margin accounts within Facilities.
•FSS International revenue growth was broad-based across geographies, particularly in the U.K., Germany, Canada, and South America. Top performing industries included Business & Industry, Sports & Entertainment, and Extractive Services. Revenue on a GAAP basis reflected the effect of currency translation as referenced above.
In the fourth quarter, operating income increased 2% year-over-year to $219 million, and AOI grew 8%2 to $271 million. Increased profitability was primarily due to higher revenue levels, cost discipline, and supply chain efficiencies. The prior year quarter included $17 million of income from proceeds associated with possessory interest at a Destinations site. The effect of currency translation reduced operating income by $3 million.

	Operating Income			Adjusted Operating Income (AOI)
	Q4 '24	Q4 '23	Change (%)	Q4 '24	Q4 '23	Change (%)	Constant Currency Change (%)
FSS United States	$201M	$217M	(7)%	$241M	$229M	5%	5%
FSS International	$46M	$41M	12%	$58M	$52M	10%	16%
Corporate	($28M)	($43M)	34%	($27M)	($28M)	4%	4%
Total Company	$219M	$215M	2%	$271M	$253M	7%	8%
May not total due to rounding
Year-over-year profitability resulted from the following segment performance:
•FSS United States was driven by higher base business volume, operational cost management, and supply chain productivity initiatives across the sectors, which more than offset prior year income at a Destinations site referenced above. Excluding this item, FSS United States would have experienced double-digit AOI growth.
Operating income in the current year also reflected a non-cash inventory adjustment based on expected usage for certain products within the Corrections business.
•FSS International benefited from increased revenue, disciplined management of operating costs, and supply chain efficiencies, partially offset from higher incentive-based compensation.
•Corporate expenses were lower from tight control of above-unit overhead costs.

CASH FLOW AND CAPITAL STRUCTURE
Net cash provided by operating activities increased 42% to $727 million in fiscal 2024, and Free Cash Flow was higher by 121% to $323 million. The year-over-year improvement was led by higher cash from operations and favorable working capital.
In the fourth quarter, the Company had a significant source of cash driven by the Collegiate Hospitality business, consistent with Aramark's historical seasonality.
Net cash from investing activities in the current year included proceeds from the sale of the Company's remaining portion of its ownership stake in the San Antonio Spurs NBA franchise.
As a result of the cash flow performance, higher earnings, and over $1.6 billion of net debt reduction versus prior year-end, Aramark's leverage ratio improved 50 basis points year-over-year to 3.4x at the end of September 2024.
At fiscal year-end, the Company had over $2.6 billion in cash availability.
DIVIDEND DECLARATION
Aramark's Board of Directors approved an 11% increase to the quarterly dividend. The dividend of $0.105 cents per share of common stock will be payable on December 12, 2024, to stockholders of record at the close of business on December 2, 2024.
BUSINESS UPDATE AND SHARE REPURCHASE PROGRAM
During fiscal 2024, the Company drove strong financial performance through double-digit organic revenue growth, higher profitability, and margin expansion, as well as a strengthened balance sheet with considerable financial flexibility.
Aramark experienced significant annualized gross new business wins totaling more than $1.4 billion, representing 9% of prior year revenue—the best year ever for Global FSS. Facilities recently exited some lower margin accounts within FSS United States, which contributed to an overall retention level of 93.2%. Aramark's core Foodservice business in both the United States and International achieved retention of 95.2% in the fiscal year.
The Company's new business pipeline across the organization remains substantial, including in first-time outsourcing. Aramark remains confident in the ability to achieve its Net New target of 4% to 5% of prior year revenue—with retention levels above 95%—in fiscal 2025 and beyond.

Share Repurchase Program
As a result of Aramark’s growing, predictable cash flow and enhanced financial flexibility, including significant progress in reducing the Company's leverage ratio, Aramark's Board of Directors approved a newly created share repurchase program. The Company is authorized to repurchase up to $500 million of its outstanding common stock—demonstrating strong confidence in the business and the significant growth opportunities ahead. The share repurchase program does not have a fixed expiration date, providing Aramark with the flexibility to repurchase shares at opportune times.
Under the share repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases, privately negotiated transactions, accelerated share repurchases and Rule 10b5-1 trading plans. The size and timing of any repurchases will depend on a number of factors, including share price, general business and market conditions and other factors.

OUTLOOK
The Company provides its expectations for organic revenue growth, Adjusted Operating Income growth (constant currency), Adjusted Earnings per Share growth (constant currency) and Net Debt to Covenant Adjusted EBITDA ("Leverage Ratio") on a non-GAAP basis, and does not provide a reconciliation of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for the effect of currency translation. The fiscal 2025 outlook reflects management's current assumptions regarding numerous evolving factors that are difficult to accurately predict, including those discussed in the Risk Factors set forth in the Company's filings with the United States Securities and Exchange Commission.
Aramark currently anticipates its full-year financial performance for fiscal 2025 as follows:

($ in millions, except EPS)	FY24	FY25* Outlook
	Reference Point	Year-over-year Growth[1]

Organic Revenue	$17,401	+7.5%	—	+9.5%

Adjusted Operating Income	$882	+15%	—	+18%

Adjusted EPS	$1.55	+23%	—	+28%

Leverage Ratio	3.4x	~3.0x

Adjusted EPS Outlook does not include benefit from potential share repurchases
* 53 week year
[1]Constant Currency, except Leverage Ratio
“As we enter fiscal 2025, we continue to take the steps necessary to reach and surpass new levels of financial performance,” Zillmer added. “Our teams have laid the groundwork to create significant new business and value-creating opportunities, and we are confident in our ability to deliver on them.”

CONFERENCE CALL SCHEDULED
The Company has scheduled a conference call at 8:30 a.m. ET today to discuss its earnings and outlook. This call and related materials can be heard and reviewed, either live or on a delayed basis, on the Company's website, www.aramark.com, on the investor relations page.
About Aramark
Aramark (NYSE: ARMK) proudly serves the world’s leading educational institutions, Fortune 500 companies, world champion sports teams, prominent healthcare providers, iconic destinations and cultural attractions, and numerous municipalities in 16 countries around the world with food and facilities management. Because of our hospitality culture, our employees strive to do great things for each other, our partners, our communities, and the planet. Aramark has been recognized on FORTUNE’s list of “World’s Most Admired Companies,” The Civic 50 by Points of Light 2024, Fair360’s “Top 50 Companies for Diversity” and “Top Companies for Black Executives,” Newsweek’s list of “America’s Most Responsible Companies 2024,” the HRC’s “Best Places to Work for LGBTQ Equality,” and earned a score of 100 on the Disability Equality Index. Learn more at www.aramark.com and connect with us on LinkedIn, Facebook, X, and Instagram.

Selected Operational and Financial Metrics

Adjusted Revenue (Organic)
Adjusted Revenue (Organic) represents revenue, adjusted to eliminate the impact of currency translation.
Adjusted Operating Income
Adjusted Operating Income represents operating income adjusted to eliminate the change in amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges and other items impacting comparability.
Adjusted Operating Income (Constant Currency)
Adjusted Operating Income (Constant Currency) represents Adjusted Operating Income adjusted to eliminate the impact of currency translation.
Adjusted Net Income
Adjusted Net Income represents net income from continuing operations attributable to Aramark stockholders adjusted to eliminate the change in amortization of acquisition-related intangible assets; severance and other charges; spin-off related charges; gain on sale of equity investments, net; the effect of debt repayments, repricings and other on interest expense, net, and other items impacting comparability, less the tax impact of these adjustments. The tax effect for Adjusted Net Income for our United States earnings is calculated using a blended United States federal and state tax rate. The tax effect for Adjusted Net Income in jurisdictions outside the United States is calculated at the local country tax rate.
Adjusted Net Income (Constant Currency), Net of Interest Adjustment
Adjusted Net Income (Constant Currency), Net of Interest Adjustment represents Adjusted Net Income adjusted to eliminate the impact of currency translation and interest expense, net of tax, recorded during fiscal 2023 on the $1.5 billion Senior Notes due 2025 that were repaid in the current year.
Adjusted EPS
Adjusted EPS represents Adjusted Net Income divided by diluted weighted average shares outstanding.
Adjusted EPS (Constant Currency)
Adjusted EPS (Constant Currency) represents Adjusted EPS adjusted to eliminate the impact of currency translation and interest expense, net of tax, recorded during fiscal 2023 on the $1.5 billion Senior Notes due 2025 that were repaid in the current year.
Covenant Adjusted EBITDA
Covenant Adjusted EBITDA represents net income attributable to Aramark stockholders adjusted for interest expense, net; provision for income taxes; depreciation and amortization and certain other items as defined in our debt agreements required in calculating covenant ratios and debt compliance. We also use Net Debt for our ratio to Covenant Adjusted EBITDA, which is calculated as total long-term borrowings less cash and cash equivalents and short-term marketable securities.
Free Cash Flow
Free Cash Flow represents net cash provided by (used in) operating activities of continuing operations less net purchases of property and equipment and other. Management believes that the presentation of free cash flow provides useful information to investors because it represents a measure of cash flow available for distribution among all the security holders of the Company.
We use Adjusted Revenue (Organic), Adjusted Operating Income (including on a constant currency basis), Adjusted Net Income (including on a constant currency basis, net of interest adjustment), Adjusted EPS (including on a constant currency basis), Covenant Adjusted EBITDA and Free Cash Flow as supplemental measures of our operating profitability and to control our cash operating costs. We believe these financial measures are useful to investors because they enable better comparisons of our historical results and allow our investors to evaluate our performance based on the same metrics that we use to evaluate our performance and trends in our results. These financial metrics are not measurements of financial performance under generally accepted accounting principles, or GAAP. Our presentation of these metrics has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. You should not consider these measures as alternatives to revenue, operating income, net income, earnings per share or net cash provided by (used in) operating activities of continuing operations, determined in accordance with GAAP. Adjusted Revenue (Organic), Adjusted Operating Income, Adjusted Net Income, Adjusted EPS, Covenant Adjusted EBITDA and Free Cash Flow as presented by us may not be comparable to other similarly titled measures of other companies because not all companies use identical calculations.

Explanatory Notes to the Non-GAAP Schedules
Spin-off of Uniform Services - as previously announced, the Company completed the spin-off of the Uniform segment into an independent publicly traded company, Vestis Corporation, on September 30, 2023. As a result, the Uniform segment historical results and assets and liabilities included in the spin-off are reported as discontinued operations in the Company's consolidated financial statements for all periods prior to the separation and distribution as reflected below.
Amortization of Acquisition-Related Intangible Assets - adjustments to eliminate the change in amortization expense recognized on acquisition-related intangible assets.
Severance and Other Charges - adjustments to eliminate severance expenses in the applicable period ($6.8 million for the fourth quarter of 2024, $13.0 million for fiscal 2024, $3.8 million for the fourth quarter of 2023 and $32.8 million for fiscal 2023).
Spin-off Related Charges - adjustments to eliminate charges related to the Company's spin-off of the Uniform segment, including accounting and legal related expenses, third party advisory costs and other costs. Adjustment also eliminates charitable contribution expense for the contribution of Vestis shares to a donor advised fund in order to fund charitable contributions ($8.8 million for fiscal 2024).
Gains, Losses and Settlements impacting comparability - adjustments to eliminate certain transactions that are not indicative of the Company's ongoing operational performance, primarily for non-cash adjustments to inventory based on expected usage ($18.2 million for both the fourth quarter and fiscal 2024), the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($8.7 million for the fourth quarter of 2024, $8.2 million for fiscal 2024, $13.4 million for the fourth quarter of 2023 and $85.7 million for fiscal 2023), charges related to a ruling on a foreign tax matter ($6.8 million for both the fourth quarter and fiscal 2024), charges related to hyperinflation in Argentina ($0.2 million for the fourth quarter of 2024, $5.4 million for fiscal 2024, $3.7 million for the fourth quarter of 2023 and $10.4 million for fiscal 2023), non-cash charges related to the impairment of trade names ($3.3 million for fiscal 2024 and $2.3 million for both the fourth quarter and fiscal 2023), legal fees ($1.1 million for both the fourth quarter and fiscal 2024), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment ($21.7 million for fiscal 2023), non-cash charges related to information technology assets ($2.1 million for the fourth quarter of 2023 and $8.2 million for fiscal 2023), pension withdrawal charges ($2.0 million for the fourth quarter of 2023 and $6.7 million for fiscal 2023), non-cash charges for the impairment of certain assets related to a business that was sold ($5.2 million for fiscal 2023), charges related to the retirement of the Company's former Executive Vice President of Human Resources ($2.6 million for fiscal 2023), cash termination fees and moving costs related to exiting a real estate property ($1.3 million for fiscal 2023) and other miscellaneous charges.
Gain on Sale of Equity Investments, net - adjustments to eliminate the impact from the sale of the Company's equity investment in the San Antonio Spurs NBA franchise ($25.1 million gain for both the fourth quarter and fiscal 2024 and $1.1 million loss for fiscal 2023) and the gain from the sale of the Company's equity method investment in AIM Services, Co., Ltd. ($377.1 million for fiscal 2023).
Effect of Debt Repayments, Repricings and Other on Interest Expense, net - adjustments to eliminate expenses associated with the repayment of borrowings, including the Senior Notes due 2025, and refinancings by the Company in the applicable period such as charges related to the payment of a call premium ($23.9 million for fiscal 2024), non-cash charges for the write-off of unamortized debt issuance costs ($1.1 million for the fourth quarter of 2024, $9.0 million for fiscal 2024 and $2.5 million for fiscal 2023) and the payment of third party costs ($0.2 million for both the fourth quarter and fiscal 2024). Adjustment also eliminates expenses associated with the repricing of the United States Term B-5 Loans due 2028 and United States Term B-6 Loans due 2030 such as non-cash charges for the write-off of unamortized debt issuance costs and discount ($1.2 million for fiscal 2024) and the payment of third party costs ($0.4 million for fiscal 2024). Additionally, the adjustment eliminates the impact on interest related to a ruling on a foreign tax matter ($3.9 million for both the fourth quarter and fiscal 2024).
Tax Impact of Adjustments to Adjusted Net Income - adjustments to eliminate the net tax impact of the adjustments to Adjusted Net Income calculated based on a blended United States federal and state tax rate for United States adjustments and the local country tax rate for adjustments in jurisdictions outside the United States. Adjustment also eliminates the tax related impact of the Company's spin-off of the Uniform segment, including a valuation allowance recorded based on the Company's ability to utilize foreign tax credits ($1.3 million benefit for the fourth quarter of 2024 and $5.8 million charge for fiscal 2024), disallowed transaction costs ($1.5 million benefit for the fourth quarter of 2024 and $1.1 million charge for fiscal 2024) and the restatement of the Company's deferred tax position ($2.1 million charge for the fourth quarter of 2024 and $0.2 million charge for fiscal 2024). Additionally, the adjustment reverses valuation allowances recorded against deferred tax assets in a foreign subsidiary that were previously deemed to be not realizable ($3.8 million for both the fourth quarter and fiscal 2024 and $3.8 million for fiscal 2023) and eliminates the impact related to international tax restructuring initiatives ($29.1 million for both the fourth quarter and fiscal 2023), including the utilization of capital losses to offset the tax gain related to the Company's sale of AIM Services, Co., Ltd. and from the reversal of valuation allowances based on the Company's ability to utilize deferred tax assets based on future taxable income.
Effect of Currency Translation - adjustments to eliminate the impact that fluctuations in currency translation rates had on the comparative results by presenting the periods on a constant currency basis. Assumes constant foreign currency exchange rates based on the rates in effect for the prior year period being used in translation for the comparable current year period.
Effect of Repayment of the Senior Notes due 2025, net - adjustments to eliminate the interest expense, net of tax, recorded during 2023 on the $1.5 billion Senior Notes due 2025 that were repaid in 2024.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect our current expectations as to future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, but are not limited to, statements under the heading "Outlook" and those related to our expectations regarding the performance of our business, our financial results, our operations, our liquidity and capital resources, the conditions in our industry and our growth strategy. In some cases, forward-looking statements can be identified by words such as "outlook," "aim," "anticipate," "have confidence," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "believe," "see," "look to" and other words and terms of similar meaning or the negative versions of such words. These forward-looking statements are subject to risks and uncertainties that may change at any time, and actual results or outcomes may differ materially from those that we expected.
Some of the factors that we believe could affect or continue to affect our results include without limitation: unfavorable economic conditions; natural disasters, global calamities, climate change, pandemics, energy shortages, sports strikes and other adverse incidents; geopolitical events including, but not limited to, the ongoing conflict between Russia and Ukraine and the ongoing conflict in the Middle East, global supply chain disruptions, inflation, volatility and disruption of global financial markets; the failure to retain current clients, renew existing client contracts and obtain new client contracts; a determination by clients to reduce their outsourcing or use of preferred vendors; competition in our industries; increased operating costs and obstacles to cost recovery due to the pricing and cancellation terms of our food and support services contracts; currency risks and other risks associated with international operations, including compliance with a broad range of laws and regulations, including the United States Foreign Corrupt Practices Act; risks associated with suppliers from whom our products are sourced; disruptions to our relationship with our distribution partners; the contract intensive nature of our business, which may lead to client disputes; the inability to hire and retain key or sufficient qualified personnel or increases in labor costs; our expansion strategy and our ability to successfully integrate the businesses we acquire and costs and timing related thereto; risks associated with the completed spin-off of Aramark Uniform and Career Apparel ("Uniform") as an independent publicly traded company to our stockholders; continued or further unionization of our workforce; liability resulting from our participation in multiemployer defined benefit pension plans; laws and governmental regulations including those relating to food and beverages, the environment, wage and hour and government contracting; liability associated with noncompliance with applicable law or other governmental regulations; new interpretations of or changes in the enforcement of the government regulatory framework; increases or changes in income tax rates or tax-related laws; potential liabilities, increased costs, reputational harm, and other adverse effects based on our commitments and stakeholder expectations relating to environmental, social and governance considerations; the failure to maintain food safety throughout our supply chain, food-borne illness concerns and claims of illness or injury; a cybersecurity incident or other disruptions in the availability of our computer systems or privacy breaches; our leverage; variable rate indebtedness that subjects us to interest rate risk; the inability to generate sufficient cash to service all of our indebtedness; debt agreements that limit our flexibility in operating our business; and other factors set forth under the headings "Part I, Item 1A Risk Factors," "Part I, Item 3 Legal Proceedings" and "Part II, Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations" and other sections of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the "SEC") on November 21, 2023 as such factors may be updated from time to time in our other periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov and which may be obtained by contacting Aramark's investor relations department via its website at www.aramark.com. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and in our other filings with the SEC. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, us. Forward-looking statements speak only as of the date made. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, changes in our expectations, or otherwise, except as required by law.

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Fiscal Year Ended
	September 27, 2024	September 29, 2023
Revenue	$17,400,701	$16,083,212
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	15,975,017	14,774,664
Depreciation and amortization	435,547	409,857
Selling and general corporate expenses	283,627	273,663
	16,694,191	15,458,184
Operating income	706,510	625,028
Gain on Sale of Equity Investments, net	(25,071)	(375,972)
Interest Expense, net	366,716	437,476
Income from Continuing Operations Before Income Taxes	364,865	563,524
Provision for Income Taxes from Continuing Operations	102,972	116,426
Net income from Continuing Operations	261,893	447,098
Less: Net loss attributable to noncontrolling interests	(629)	(578)
Net income from Continuing Operations attributable to Aramark stockholders	262,522	447,676
Income from Discontinued Operations, net of tax	—	226,432
Net income attributable to Aramark stockholders	$262,522	$674,108

Basic earnings per share attributable to Aramark stockholders:
Income from Continuing Operations	$1.00	$1.72
Income from Discontinued Operations	$—	$0.87
Basic earnings per share attributable to Aramark stockholders	$1.00	$2.59

Diluted earnings per share attributable to Aramark stockholders:
Income from Continuing Operations	$0.99	$1.71
Income from Discontinued Operations	$—	$0.86
Diluted earnings per share attributable to Aramark stockholders	$0.99	$2.57

Weighted Average Shares Outstanding:
Basic	263,045	260,592
Diluted	266,200	262,594

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended
	September 27, 2024	September 29, 2023
Revenue	$4,416,947	$4,200,286
Costs and Expenses:
Cost of services provided (exclusive of depreciation and amortization)	4,019,921	3,806,909
Depreciation and amortization	112,753	102,774
Selling and general corporate expenses	65,478	75,129
	4,198,152	3,984,812
Operating income	218,795	215,474
Gain on Sale of Equity Investments, net	(25,071)	—
Interest Expense, net	84,299	110,686
Income from Continuing Operations Before Income Taxes	159,567	104,788
Provision (Benefit) for Income Taxes from Continuing Operations	37,314	(3,545)
Net income from Continuing Operations	122,253	108,333
Less: Net (loss) income attributable to noncontrolling interests	(158)	10
Net income from Continuing Operations attributable to Aramark stockholders	122,411	108,323
Income from Discontinued Operations, net of tax	—	97,109
Net income attributable to Aramark stockholders	$122,411	$205,432

Basic earnings per share attributable to Aramark stockholders:
Income from Continuing Operations	$0.46	$0.42
Income from Discontinued Operations	$—	$0.37
Basic earnings per share attributable to Aramark stockholders	$0.46	$0.79

Diluted earnings per share attributable to Aramark stockholders:
Income from Continuing Operations	$0.46	$0.41
Income from Discontinued Operations	$—	$0.37
Diluted earnings per share attributable to Aramark stockholders	$0.46	$0.78

Weighted Average Shares Outstanding:
Basic	263,894	261,319
Diluted	267,912	263,454

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	September 27, 2024	September 29, 2023
Assets

Current Assets:
Cash and cash equivalents	$672,483	$1,927,088
Receivables	2,096,928	1,970,782
Inventories	387,601	403,707
Prepayments and other current assets	249,550	297,519
Current assets of discontinued operations	—	620,931
Total current assets	3,406,562	5,220,027
Property and Equipment, net	1,573,193	1,425,973
Goodwill	4,677,201	4,615,986
Other Intangible Assets	1,804,602	1,804,473
Operating Lease Right-of-use Assets	638,659	572,268
Other Assets	574,154	728,678
Noncurrent Assets of Discontinued Operations	—	2,503,836
	$12,674,371	$16,871,241

Liabilities and Stockholders' Equity

Current Liabilities:
Current maturities of long-term borrowings	$964,286	$1,543,032
Current operating lease liabilities	54,163	51,271
Accounts payable	1,394,007	1,271,859
Accrued expenses and other current liabilities	1,801,754	1,768,281
Current liabilities of discontinued operations	—	395,524
Total current liabilities	4,214,210	5,029,967
Long-Term Borrowings	4,307,171	5,098,662
Noncurrent Operating Lease Liabilities	241,012	245,871
Deferred Income Taxes and Other Noncurrent Liabilities	865,510	914,064
Noncurrent Liabilities of Discontinued Operations	—	1,861,735
Commitments and Contingencies
Redeemable Noncontrolling Interest	7,494	8,224
Total Stockholders' Equity	3,038,974	3,712,718
	$12,674,371	$16,871,241

ARAMARK AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Fiscal Year Ended
	September 27, 2024	September 29, 2023
Cash flows from operating activities of Continuing Operations:
Net income from Continuing Operations	$261,893	$447,098
Adjustments to reconcile Net income from Continuing Operations to Net cash provided by operating activities of Continuing Operations:
Depreciation and amortization	435,547	409,857
Asset write-downs	18,186	29,865
Reduction of contingent consideration liability	(8,710)	(97,336)
Gain on sale of equity investments, net	(25,071)	(375,972)
Deferred income taxes	(7,323)	100,158
Share-based compensation expense	62,552	76,337
Changes in operating assets and liabilities	14,014	(19,915)
Payments made to clients on contracts	(139,003)	(119,217)
Other operating activities	114,429	60,772
Net cash provided by operating activities of Continuing Operations	726,514	511,647
Cash flows from investing activities of Continuing Operations:
Net purchases of property and equipment and other	(403,480)	(365,476)
Proceeds from sale of equity investments	101,198	633,179
Acquisitions, divestitures and other investing activities	(113,580)	(44,045)
Net cash (used in) provided by investing activities of Continuing Operations	(415,862)	223,658
Cash flows from financing activities of Continuing Operations:
Net proceeds/payments of long-term borrowings	(1,432,278)	(615,719)
Net change in funding under the Receivables Facility	—	(104,935)
Payments of dividends	(99,901)	(114,614)
Distribution from Vestis	—	1,456,701
Proceeds from issuance of common stock	36,573	45,602
Other financing activities	(65,590)	(7,408)
Net cash (used in) provided by financing activities of Continuing Operations	(1,561,196)	659,627
Discontinued Operations:
Net cash provided by operating activities	—	254,782
Net cash used in investing activities	—	(14,746)
Net cash provided by financing activities	—	3,322
Net cash provided by Discontinued Operations	—	243,358
Effect of foreign exchange rates on cash and cash equivalents and restricted cash	10,790	4,697
(Decrease) increase in cash and cash equivalents and restricted cash	(1,239,754)	1,642,987
Cash and cash equivalents and restricted cash, beginning of period	1,972,367	365,431
Cash and cash equivalents and restricted cash, end of period	$732,613	$2,008,418

Balance Sheet classification
(in thousands)	September 27, 2024	September 29, 2023
Cash and cash equivalents	$672,483	$1,927,088
Restricted cash in Prepayments and other current assets	60,130	45,279
Cash and cash equivalents in Current assets of discontinued operations	—	36,051
Total cash and cash equivalents and restricted cash	$732,613	$2,008,418

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)
	Fiscal Year Ended
	September 27, 2024
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$12,576,737	$4,823,964		$17,400,701
Operating Income (as reported)	$659,907	$187,341	$(140,738)	$706,510
Operating Income Margin (as reported)	5.2%	3.9%		4.1%

Revenue (as reported)	$12,576,737	$4,823,964		$17,400,701
Effect of Currency Translation	1,189	274,017		275,206
Adjusted Revenue (Organic)	$12,577,926	$5,097,981		$17,675,907
Revenue Growth (as reported)	7.3%	10.6%		8.2%
Adjusted Revenue Growth (Organic)	7.3%	16.9%		9.9%

Operating Income (as reported)	$659,907	$187,341	$(140,738)	$706,510
Amortization of Acquisition-Related Intangible Assets	91,358	15,706	—	107,064
Severance and Other Charges	12,868	—	92	12,960
Spin-off Related Charges	—	—	29,037	29,037
Gains, Losses and Settlements impacting comparability	10,044	15,528	1,075	26,647
Adjusted Operating Income	$774,177	$218,575	$(110,534)	$882,218
Effect of Currency Translation	436	10,342	—	10,778
Adjusted Operating Income (Constant Currency)	$774,613	$228,917	$(110,534)	$892,996

Operating Income Growth (as reported)	1.5%	63.6%	(0.9)%	13.0%
Adjusted Operating Income Growth	13.5%	24.2%	4.2%	18.8%
Adjusted Operating Income Growth (Constant Currency)	13.5%	30.1%	4.2%	20.2%
Adjusted Operating Income Margin	6.2%	4.5%		5.1%
Adjusted Operating Income Margin (Constant Currency)	6.2%	4.5%		5.1%

	Fiscal Year Ended
	September 29, 2023
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$11,721,368	$4,361,844		$16,083,212

Operating Income (as reported)	$649,982	$114,480	$(139,434)	$625,028
Amortization of Acquisition-Related Intangible Assets	76,798	12,664	—	89,462
Severance and Other Charges	2,310	29,951	552	32,813
Spin-off Related Charges	—	—	19,922	19,922
Gains, Losses and Settlements impacting comparability	(46,869)	18,915	3,633	(24,321)
Adjusted Operating Income	$682,221	$176,010	$(115,327)	$742,904

Operating Income Margin (as reported)	5.5%	2.6%		3.9%
Adjusted Operating Income Margin	5.8%	4.0%		4.6%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED CONSOLIDATED OPERATING INCOME MARGIN
(Unaudited)
(In thousands)

	Three Months Ended
	September 27, 2024
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,176,066	$1,240,881		$4,416,947
Operating Income (as reported)	$200,715	$46,214	$(28,134)	$218,795
Operating Income Margin (as reported)	6.3%	3.7%		5.0%

Revenue (as reported)	$3,176,066	$1,240,881		$4,416,947
Effect of Currency Translation	515	71,863		72,378
Adjusted Revenue (Organic)	$3,176,581	$1,312,744		$4,489,325
Revenue Growth (as reported)	3.6%	9.4%		5.2%
Adjusted Revenue Growth (Organic)	3.6%	15.8%		6.9%

Operating Income (as reported)	$200,715	$46,214	$(28,134)	$218,795
Amortization of Acquisition-Related Intangible Assets	23,724	4,527	—	28,251
Severance and Other Charges	6,719	—	—	6,719
Gains, Losses and Settlements impacting comparability	9,476	7,055	1,075	17,606
Adjusted Operating Income	$240,634	$57,796	$(27,059)	$271,371
Effect of Currency Translation	170	2,713	—	2,883
Adjusted Operating Income (Constant Currency)	$240,804	$60,509	$(27,059)	$274,254

Operating Income Growth (as reported)	(7.4)%	12.1%	33.9%	1.5%
Adjusted Operating Income Growth	5.1%	10.3%	4.5%	7.2%
Adjusted Operating Income Growth (Constant Currency)	5.1%	15.5%	4.5%	8.4%
Adjusted Operating Income Margin	7.6%	4.7%		6.1%
Adjusted Operating Income Margin (Constant Currency)	7.6%	4.6%		6.1%

	Three Months Ended
	September 29, 2023
	FSS United States	FSS International	Corporate	Aramark and Subsidiaries
Revenue (as reported)	$3,066,543	$1,133,743		$4,200,286

Operating Income (as reported)	$216,778	$41,227	$(42,531)	$215,474
Amortization of Acquisition-Related Intangible Assets	19,268	3,540	—	22,808
Severance and Other Charges	—	3,861	—	3,861
Spin-off Related Charges	—	—	12,962	12,962
Gains, Losses and Settlements impacting comparability	(6,990)	3,758	1,245	(1,987)
Adjusted Operating Income	$229,056	$52,386	$(28,324)	$253,118

Operating Income Margin (as reported)	7.1%	3.6%		5.1%
Adjusted Operating Income Margin	7.5%	4.6%		6.0%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME & ADJUSTED EARNINGS PER SHARE
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Fiscal Year Ended
	September 27, 2024	September 29, 2023	September 27, 2024	September 29, 2023
Net Income from Continuing Operations Attributable to Aramark Stockholders (as reported)	$122,411	$108,323	$262,522	$447,676
Adjustment:
Amortization of Acquisition-Related Intangible Assets	28,251	22,808	107,064	89,462
Severance and Other Charges	6,719	3,861	12,960	32,813
Spin-off Related Charges	—	12,962	29,037	19,922
Gains, Losses and Settlements impacting comparability	17,606	(1,987)	26,647	(24,321)
Gain on Sale of Equity Investments, net	(25,071)	—	(25,071)	(375,972)
Effect of Debt Repayments, Repricings and Other on Interest Expense, net	5,282	—	38,634	2,522
Tax Impact of Adjustments to Adjusted Net Income	(11,663)	(40,169)	(39,956)	37,809
Adjusted Net Income	$143,535	$105,798	$411,837	$229,911
Effect of Currency Translation, net of Tax	161	—	4,295	—
Effect of Repayment of the Senior Notes due 2025, net	—	18,556	—	74,137
Adjusted Net Income (Constant Currency), Net of Interest Adjustment	$143,696	$124,354	$416,132	$304,048

Earnings Per Share (as reported)
Net Income from Continuing Operations Attributable to Aramark Stockholders (as reported)	$122,411	$108,323	$262,522	$447,676
Diluted Weighted Average Shares Outstanding	267,912	263,454	266,200	262,594
	$0.46	$0.41	$0.99	$1.71
Earnings Per Share Growth (as reported) %	12.2%		(42.1)%

Adjusted Earnings Per Share
Adjusted Net Income	$143,535	$105,798	$411,837	$229,911
Diluted Weighted Average Shares Outstanding	267,912	263,454	266,200	262,594
	$0.54	$0.40	$1.55	$0.88
Adjusted Earnings Per Share Growth %	32.5%		76.1%

Adjusted Earnings Per Share (Constant Currency)
Adjusted Net Income (Constant Currency), Net of Interest Adjustment	$143,696	$124,354	$416,132	$304,048
Diluted Weighted Average Shares Outstanding	267,912	263,454	266,200	262,594
	$0.54	$0.47	$1.56	$1.16
Adjusted Earnings Per Share Growth (Constant Currency) %	13.6%		35.0%

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
NET DEBT TO COVENANT ADJUSTED EBITDA
(Unaudited)
(In thousands)

	Twelve Months Ended
	September 27, 2024	September 29, 2023
Net income Attributable to Aramark Stockholders (as reported)	$262,522	$674,108
Interest Expense, net	366,716	439,585
Provision for Income Taxes	102,972	177,614
Depreciation and Amortization	435,547	546,362
Share-based compensation expense(1)	62,552	86,938
Unusual or non-recurring (gains) and losses(2)	(22,752)	(422,596)
Pro forma EBITDA for certain transactions(3)	840	4,033
Other(4)(5)	126,581	100,681
Covenant Adjusted EBITDA	$1,334,978	$1,606,725

Net Debt to Covenant Adjusted EBITDA
Total Long-Term Borrowings(6)	$5,271,457	$6,763,514
Less: Cash and cash equivalents and short-term marketable securities(6)(7)	714,825	573,853
Net Debt	$4,556,632	$6,189,661
Covenant Adjusted EBITDA	$1,334,978	$1,606,725
Net Debt/Covenant Adjusted EBITDA(8)	3.4	3.9

(1) Represents share-based compensation expense resulting from the application of accounting for stock options, restricted stock units, performance stock units, deferred stock unit awards and employee stock purchases.

(2) The twelve months ended September 27, 2024 represents the fiscal 2024 gain from the sale of the Company's remaining equity investment in the San Antonio Spurs NBA franchise ($25.1 million) and the fiscal 2024 non-cash charge for the impairment of certain assets related to a business that was sold ($2.3 million). The twelve months ended September 29, 2023 represents the fiscal 2023 gain from the sale of the Company's equity method investment in AIM Services, Co., Ltd. ($377.1 million), the fiscal 2023 gain from the sale of the Company's equity investment in a foreign company ($51.8 million), the fiscal 2023 non-cash charge for the impairment of certain assets related to a business that was sold ($5.2 million) and the fiscal 2023 loss from the sale of a portion of the Company's equity investment in the San Antonio Spurs NBA franchise ($1.1 million).

(3) Represents the annualizing of net EBITDA from certain acquisitions and divestitures made during the period.
(4) "Other" for the twelve months ended September 27, 2024 includes adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($52.2 million), charges related to the Company's spin-off of the Uniform segment ($29.0 million), non-cash adjustments to inventory based on expected usage ($21.7 million), severance charges ($13.0 million), the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($8.1 million), charges related to a ruling on a foreign tax matter ($6.8 million), the impact of hyperinflation in Argentina ($5.4 million), non-cash charges related to the impairment of a trade name ($3.3 million), income related to non-United States governmental wage subsidies ($1.1 million) and other miscellaneous expenses.

(5) "Other" for the twelve months ended September 29, 2023 includes the reversal of contingent consideration liabilities related to acquisition earn outs, net of expense ($85.7 million), charges related to the Company's spin-off of the Uniform segment ($51.1 million), adjustments to remove the impact attributable to the adoption of certain accounting standards that are made to the calculation in accordance with the Credit Agreement and indentures ($47.5 million), net severance charges ($37.5 million), non-cash charges for the impairment of operating lease right-of-use assets and property and equipment related to certain real estate properties ($29.3 million), income related to non-United States governmental wage subsidies ($12.5 million), the impact of hyperinflation in Argentina ($10.4 million), non-cash charges related to information technology assets ($8.2 million), the gain from the sale of land ($6.8 million), net multiemployer pension plan withdrawal charges ($5.9 million), labor charges and other expenses associated with closed or partially closed locations from adverse weather ($5.4 million), legal settlement charges ($2.7 million), non-cash charges for inventory write-downs ($2.6 million), the gain from the change in fair value related to certain gasoline and diesel agreements ($1.9 million) and other miscellaneous expenses.

(6) "Total Long-Term Borrowings" and "Cash and cash equivalents and short term marketable securities" for the twelve months ended September 29, 2023 excludes both the outstanding liability and the related cash proceeds resulting from the $1.5 billion of new term loans borrowed by the Uniform Services business in anticipation of the spin-off which occurred on September 30, 2023.
(7) Short-term marketable securities represent held-to-maturity debt securities with original maturities greater than three months, which are maturing within one year and will convert back to cash. Short-term marketable securities are included in "Prepayments and other current assets" on the Consolidated Balance Sheets.
(8) The twelve months ended September 29, 2023 reflects reported net debt to covenant adjusted EBITDA, which includes the reported results of the Uniform segment prior to the spin-off. The twelve months ended September 27, 2024 excludes the results of the Uniform segment for the entire period.

ARAMARK AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
FREE CASH FLOW
(Unaudited)
(In thousands)

	Fiscal Year Ended	Nine Months Ended	Three Months Ended
	September 27, 2024	June 28, 2024	September 27, 2024
Net cash provided by (used in) operating activities of Continuing Operations	$726,514	$(295,101)	$1,021,615

Net purchases of property and equipment and other	(403,480)	(270,912)	(132,568)

Free Cash Flow	$323,034	$(566,013)	$889,047

	Fiscal Year Ended	Nine Months Ended	Three Months Ended
	September 29, 2023	June 30, 2023	September 29, 2023
Net cash provided by (used in) operating activities of Continuing Operations	$511,647	$(415,007)	$926,654

Net purchases of property and equipment and other	(365,476)	(245,629)	(119,847)

Free Cash Flow	$146,171	$(660,636)	$806,807

	Fiscal Year Ended	Nine Months Ended	Three Months Ended
	Change	Change	Change
Net cash provided by operating activities of Continuing Operations	$214,867	$119,906	$94,961

Net purchases of property and equipment and other	(38,004)	(25,283)	(12,721)

Free Cash Flow	$176,863	$94,623	$82,240